UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2016

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 3, 2016, the Board of Directors of The Mosaic Company (the “Company”) amended and restated the Company’s Bylaws (the “Restated Bylaws”) to implement a proxy access bylaw. Section 2.13 of the Restated Bylaws permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of (i) two directors and (ii) 20% of the Board of Directors, provided that such stockholder(s) and nominee(s) satisfy the requirements set forth in the Restated Bylaws. The Restated Bylaws also make certain clarifications and updates to Sections 2.12 and 2.14 to accommodate the proxy access bylaw.

The foregoing summary is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Reference is made to the Exhibit Index hereto with respect to the exhibit filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: March 4, 2016	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws